EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-118604) of Third Century Bancorp of our report dated January 28, 2005 on our audits of the consolidated financial statements of Third Century Bancorp as of December 31, 2004 and for the years ended December 31, 2004 and 2003, which report is included in this Annual Report on Form 10-KSB.


/s/ BKD, LLP

BKD, LLP


Indianapolis, Indiana
March 28, 2005